Exhibit 5.1

[ON DORSEY & WHITNEY LLP LETTERHEAD]

Board of Directors

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, CO 80202

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Emerald Oil, Inc., a Montana corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 6,300,000 shares of the Company’s common stock, par value of $0.001 per share (the “Shares”), to be offered upon the terms and subject to the conditions set forth in the Emerald Oil, Inc. Second Amended and Restated 2011 Equity Incentive Plan, as amended (the “Plan”).

For purposes of this opinion we have examined the following:

(a)	the articles of incorporation of the Company, as amended (the “Articles of Incorporation”);

(b)	the Bylaws of the Company (the “Bylaws”);

(c)	resolutions of the Board of Directors of the Company and its compensation committee provided to us (the “Resolutions”);

(d)	the Registration Statement; and

(e)	the Plan.

We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms and subject to the conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

(b) Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of the Shares, (i) the Resolutions and any other applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares, the Registration Statement, (iii) the Registration Statement will be effective at such time, (iv) such Shares will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time) and in compliance with the Securities Act, and any applicable state securities laws, all as then in effect and (v) with respect to the issuance of Shares, the Company has a sufficient number of shares of common stock authorized under its Articles of Incorporation as then in effect.

(d) We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(e) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the laws of the State of Montana that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Dated: July 30, 2013

Very truly yours,

/S/ DORSEY & WHITNEY LLP

Dorsey & Whitney LLP

JM/EM